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                                                                    EXHIBIT 10.6


STATE OF GEORGIA
COUNTY OF COBB


                                LEASE AGREEMENT

     THIS LEASE, made this 27th day of November, 1996, by and between TRANS-FABU, L.P. (hereinafter called "Lessor") and VANSTAR CORPORATION (hereinafter called "Lessee").

                                  WITNESSETH:

     WHEREAS, Lessor is the owner of Building 200, 2001 Westside Parkway, Alpharetta, Georgia 30201 (hereinafter called the "Building", said Building, the parcel of land upon which it and its amenities is situated and all improvements and betterments of any nature thereon are hereinafter collectively called the "Property", and;

     WHEREAS, Lessee wishes to lease form Lessor 27,363 rentable square feet of space known as SUITE 260 of the Building, as outlined on the diagram marked EXHIBIT A attached hereto and by this reference incorporated herein (hereinafter called the "Premises")

     NOW, THEREFORE, in consideration of the payment and the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, the Lessee does hereby lease from Lessor, the Premises. Lessee hereby accepts the Premises in their condition existing as of the date hereof.

     FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

     1. TERM. The term (hereinafter called the "Lease Term") of this Lease shall commence on the later of DECEMBER 1, 1996 or the date which Lessor completes Lessor's work as identified in Exhibit C Paragraph 2 (hereinafter called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at midnight on NOVEMBER 30, 1999.

     2.   RENT.

     2.1 Lessee agrees to pay an annual base rental (hereinafter called "Annual Base Rental") for each year during the Lease Term determined in accordance with this Paragraph. During the first year of the Lease Term, Annual Base Rental shall be $342,037.50. The Annual Base Rental for each subsequent year of the Lease Term shall adjust according to the Rent Schedule described on EXHIBIT C and by this reference incorporated herein. If the final period of the Lease Term is not equal to one year, Annual Base Rental for such partial year shall be prorated based on a 30 day month and a 360 day year.

     2.2 Annual Base Rental shall be paid in equal monthly installments (hereinafter called "Base Rent"), said Base Rent to be paid in advance on the first day of every calendar month no later than the 5th day of every calendar month (except that the first month's rent shall be paid at the time this Lease is executed). For any partial month Base Rent shall be adjusted on the basis of a 30 day month.

     2.3 Upon execution of this Lease by Lessee, Lessee shall pay a deposit in the amount of $28,503.12 (hereinafter called the "Security Deposit"), which Security Deposit may be applied by Lessor towards (but not necessarily in satisfaction of) Lessor's damage or injury by virtue of any default by Lessee in the performance of Lessee's covenants and obligations under this Lease. If at the expiration or other termination of this Lease the Security Deposit has not been previously applied and Lessee is not in default of any of its covenants, the Security Deposit shall be returned by Lessor without interest. If Lessee if not in default under the Lease the Security Deposit shall be refunded on the first anniversary of the Lease.

     2.4 Lessee shall pay the rent and all other sums, amounts, liabilities and obligations which Lessee herein assumes or agrees to pay or is liable for (whether designated Base Rent, Additional Rent, Common Costs, taxes, insurance, costs, expenses, damages, losses, or otherwise) (all of which are hereinafter called "Amount Due") promptly at the time and in the manner herein specified without deduction, setoff, abatement, counterclaim or defense, and regardless of whether or not the Lease Term has previously ended. If any Amount Due is not received


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by Lessor within 3 days of the due date Lessee shall pay Lessor interest on such
Amount Due from the date on which the same was due until the date the same is actually paid at a rate per annum equal to the greater of (i) the prime rate of interest announced by Wachovia Bank of Georgia, Atlanta, Georgia (or successor thereto) from time to time plus five percent (5%) or (ii) the maximum rate permitted by applicable usury law, provided however, Lessee shall pay a minimum late fee of $250.00. ANY AMOUNT DUE SHALL BE PAID AT SUCH PLACE OR PLACES AS LESSOR MAY FROM TIME TO TIME DESIGNATE IN WRITING, BUT SHALL INITIALLY BE MADE PAYABLE AND MAILED TO:

                           TRANS-FABU, L.P.
                           C/O THE HAWKINS COMPANIES
                           2255 CUMBERLAND PARKWAY, BUILDING 300A
                           ATLANTA, GA 30339
                           ATTN: SCOTT HAWKINS

         3.       TAXES AND INSURANCE STOPS; COMMON COST RECOVERY.

         3.1 For every whole or partial calendar year during the Lease Term, Lessee agrees to pay as Additional Rent the excess of Actual Taxes over the Tax Base. "Actual Taxes" means the result obtained by (i) dividing Taxes by the Area of the Property and (ii) multiplying the result by the Area of the Premises. "Area of the Premises" means 27,363 square feet, plus any subsequent additions thereto. "Area of the Property" shall mean the area of all space in all the buildings on the Property (including expansions thereof, if any), which is presently 102,670 square feet. "Taxes" for any calendar year shall mean (i) personal property taxes imposed upon the Property or any part thereof, (ii) real estate taxes, assessments, sanitary taxes, and any other governmental charge, general or special, ordinary or extraordinary, now or hereafter levied or assessed against or allocable to the Property or any portion thereof, or Lessor, as owner of the Property, and (iii) fees and charges of consultants incurred by Lessor with respect to items (i) and (ii) of this sentence. "Tax Base" means the product obtained by multiplying the Area of the Premises by Taxes for the 1997 calendar year divided by "Area of the Property."

         3.2 For every whole or partial calendar year during the Lease Term, Lessee agrees to pay as Additional Rent the excess of Actual Insurance Premiums over the Insurance Bow. "Actual Insurance Premiums" means the result obtained by (i) dividing Lessor's Insurance Premiums by the Area of the Property, and (ii) multiplying that result by the Area of the Premises. "Lessor's Insurance Premiums" means the premiums charged by Lessor's insurers for Lessor's Insurance during the calendar year in question. "Lessor's Insurance" means insurance carried by Lessor attributable or allocable to the Property for fire and extended coverage insurance, public liability and property damage insurance, rent loss insurance and any other insurance which Lessor is required to carry by the holder of any Mortgage on the Property or any part thereof or which would otherwise be carried by a prudent property owner. "Insurance Base" means the product obtained by multiplying the Area of the Premises by Lessor's Insurance Premium for the 1997 calender year divided by Area of the Property.

         3.3 For any partial calendar year, payments under Paragraphs 3.1 and 3.2 shall be prorated based on the actual number of days in such partial year. If Actual Taxer, for any calendar year are less than the Tax Base, no payment shall be due under Paragraph 3.1, nor will Lessor have any obligation to make any payment or reimbursement to Lessee on account thereof. If Actual Insurance Premiums for any calendar year are less than the Insurance Base, no amount shall be due Lessor under Paragraph 3.2 nor will Lessor have any obligation to make any payment or reimbursement to Lessee on account thereof. Lessor will send Lessee a statement or statements showing amounts due under Paragraph 3.1 or 3.2 as the case may be, and the amounts reflected on any such statements shall be due and payable in full 30 days after any such statement is mailed by Lessor provided, however, that for the calendar year in which the Lease Term expires, Lessor may but is not obligated to bill Lessee under Paragraph 3.1 and 3.2 for such partial calendar year at any time within 60 days prior to the expiration of the Lease Term, with said bill or bills being due and payable on the earlier of 30 days after mailing thereof or the day the Lease Term expires, said bill or bills to be based on Lessor's estimate of the amount due Lessor, with an appropriate adjustment or adjustments being made at such time as actual figures are available.

         3.4 For every whole or partial calendar year during the Lease Term, Lessee agrees to pay as Additional Rent Lessee's Proportionate Share of Common Costs, as hereinafter set forth.

         3.4.1 "Lessee's Proportionate Share of Common Costs" means the result obtained by (i) dividing Common Costs by the Area of the Property and
(ii) multiplying that result by the Area of the Premises. "Common Costs" mean
(a) all expenses incurred by Lessor allocable or attributable to, or for the operation, management and maintenance of the Property, or any part thereof, other than Taxes and Lessor's Insurance Premiums, including, without limitation,


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costs incurred for lighting; painting; policing of common areas; exterior cleaning; traffic control; driveway, sidewalk and parking lot maintenance; garbage or debris collection and removal; landscape maintenance and replacement; building and utility line maintenance and replacement; and electric, water and sewer charges not separately metered to lessees of the Property; nightly or other patrols; and (b) and all levies, assessments, special assessments, dues and other charges allocable to the Property by virtue of any owner's association or similar group of which Lessor is a part, the Property's share of costs of maintenance and repair of common amenities (such as roadways, lakes, streams, paths, and entrances) for the Project known as OXFORD LAKE BUSINESS CENTER of which the Property is a part, including any expansions of the Project, and covenants, restrictions or other agreements affecting the Property or any portion thereof, including those described in Section 23 hereof.

         3.4.2 From and after the Commencement Date, Lessee agrees to pay Lessor on the first day of each month during the Lease Term a sum equal to one-twelfth of Lessor's estimate of Lessee's Proportionate Share of Common Costs for the calendar year (or portion thereof) in question. For the calendar year in which the Commencement Date occurs, Lessor's estimate of Lessee's Proportionate Share of Common Costs shall be deemed to be $0.55 per square foot times the Area of the Premises. For each subsequent calendar year or portion thereof during the Lease Term, Lessor will provide Lessee with an estimate of Common Costs and a calculation of the monthly payment due under this subparagraph 3.4.2. If Lessor does not provide said data prior to January 1 of the calendar year in question, Lessee shall continue paying monthly amounts from the previous calendar year until a new estimate is provided, at which time Lessee shall pay on or before the first day of the next month any shortfall for previous months (or take a credit against subsequent payments). For any period of less than a month, an appropriate proration will be made based on the actual number of days involved.

         3.4.3 After each calendar year, Lessor will furnish Lessee with a statement of Lessee's Proportionate Share of Common Costs for such year. If Lessee's Proportionate Share of Common Costs exceeds the estimated payments made by Lessee under subparagraph 3.4.2 for the year in question, Lessee will pay such excess within 30 days after Lessor's statement is mailed. If said estimated payments exceed Lessee's Proportionate Share of Common Costs, the overpayment win be credited against the next payments coming due under subparagraph 3.4.2 hereof. For any partial calendar year, an appropriate proration win be made based on the actual number of days invoked.

         3.5 The payment obligations set forth in this Section 3 shall survive the expiration of the Lease Term.

         4.       USE.

         4.1 Lessee shall use the Premises only for GENERAL OFFICE purposes, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business at the Premises in a reputable manner in compliance with all applicable laws, ordinances, Building rules, regulations, covenants, restrictions and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create or maintain any outside storage, disorderly conduct, trespass, noise or nuisance, whatsoever, about the Premises or the Common Areas, or annoy or disturb any persons occupying other parts of the Property.

         4.2 Lessee shall not install any equipment that will exceed or overload the capacity of the Building, or the utility facilities located at the Premises. If any equipment installed by Lessee shall require additional utility facilities, the same shall be installed by Lessor at Lessee's expense in accordance with plans and specifications approved by Lessor prior to installation.

         4.3 Lessee shall not, and shall not allow or suffer (whether intentionally or otherwise), any Hazardous Substance to be introduced, kept, stored, created, emitted, released, impregnated or discharged into, on or in the Property (including sanitary and storm sewer systems), the Building or the Premises. As used herein "Hazardous Substance" means any hazardous, toxic or dangerous waste, substance or material, whether or not in excess of maximum levels set by any governmental or other authority. Lessee shall be liable for any damage caused by its violation hereof, including, but not limited to the cost of removal of any Hazardous Substance from the Property, the Building or the Premises the cost of repairing and restoring the same loss, expense or damage relating to the existence of any Mortgage (including cost of compliance with lender requirements and damage caused by default, acceleration or foreclosure); reimbursement for any fines or impositions imposed by any governmental authority, agency or court and the cost of complying with the requirements of any governmental authority, agency or court.

         5. UTILITIES

         5.1 Lessee shall pay for electricity, gas, telephone and other utilities service supplied to the Premises.


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         5.2      Lessor shall not be held liable for any damage or injury
suffered by Lessee or by any of Lessee's licensees, agents, invitees, servants, employees, contractors or subcontractors, resulting directly or indirectly from the installation, use or interruption of any utility service to the Premises or Property. No temporary interruption of services shall relieve Lessee from fulfillment of any covenant of this Lease or constitute a constructive eviction.

         6.       MAINTENANCE.

         6.1 Lessor shall keep the roof, foundation, exterior walls and all sewer and utility lines to the Building in good order and repair, except as to damage to which Section 14 is applicable.

         6.2 Lessor shall have no obligation to make any repairs unless and until Lessee notifies Lessor in writing of the necessity thereof, in which event Lessor shall have a reasonable time in which to make such repairs.

         6.3 Lessee shall keep the Premises maintained free from all litter, dirt, debris and obstructions and in a clean and sanitary condition. Notwithstanding anything herein to the contrary, Lessee shall maintain, replace and repair any improvements (including, but not limited to, utility lines, sewer connections, plumbing, wiring and glass) which are or were installed for Lessee. Lessee will purchase and keep in force a maintenance agreement covering the servicing of the heating and air conditioning equipment serving the Premises. At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and keys thereto) in as good condition as when received, ordinary wear and tear only excepted.

         7. FORCE MAJEURE. In the event that Lessor shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war or other reason of a like nature (other than for financial reasons) not the fault of Lessor, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 7 shall not cancel or postpone or delay the due date of any payment to be made hereunder.

         8.       PROPERTY AND LIABILITY INSURANCE.

         8.1 Throughout the Lease Term, Lessor will insure the Property (excluding foundations and excavations) and the machinery and equipment contained therein owned by Lessor (excluding any property with respect to which Lessee is obligated to insure pursuant to Paragraph 8.3 below) against damage by fire, lightning, explosion and extended coverage, in amounts and with carriers satisfactory to Lessor. All property of Lessee, Lessee's agent, servants, employees, invitees, licensees, contractors, subcontractors, or any other person, shall be on the Premises at the risk of Lessee only, and Lessor shall not be responsible therefor.

         8.2 Lessee shall comply with all insurance regulations so the lowest fire, lightning, explosion, extended coverage and liability insurance rates available for the Property may be obtained by Lessor, and nothing shall be done or kept in or on the Property or Premises by Lessee which win cause cancellation of any such insurance or increase the rate thereof, or threat thereof Lessee shall remedy any condition giving rise to such cancellation, reduction or cost increase or threat thereof within twenty-four (24) hours after notice thereof by Lessor.

         8.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with Lessee, Lessor and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, all insurance required by law and such insurance as is reasonably required by Lessor for risks against which a prudent tenant would protect itself, including, without limitation the following:

         8.3.1 Upon property of every description and kind owned by Lessee and located at the Property or for which Lessee is legacy liable or installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions and fixtures, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

         8.3.2 Public liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; such insurance shall include a waiver of subrogation clause in favor of Lessor and coverage against liability for bodily injuries or property damage arising out of the use


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by or on behalf of Lessee of owned, non-owned or hired automobiles and other vehicles for a limit not less than that specified above.

         8.4 All insurance policies shall be taken out with companies licensed and registered to operate in the State of Georgia acceptable to Lessor and in form satisfactory to Lessor. Lessee shall deliver certificates evidencing such insurance policies, and any endorsement, rider or renewal thereof, to Lessor; certificates evidencing renewals shall be delivered to Lessor in no event less than thirty (30) days prior to any material change, cancellation or termination thereof

         9.       ALTERATIONS AND IMPROVEMENTS.

         9.1      See Exhibit "C".

         9.2 Other than the matters specified in this Lease, Lessee shall not make any alterations, additions or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor which consent shall not be unreasonably withheld. All alterations, additions or improvements made, installed in or attached to the Premises by Lessee shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor. Prior to the commencement of any such work by Lessee, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia, evidencing that workers' compensation insurance, public liability insurance and property damage insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform such work.

         9.3 Lessee shall keep the Premises free from all liens, rights to liens or claims of liens of contractors, subcontractors, mechanics or materialmen for work done or materials furnished to the Property at the request of Lessee. If any claim of lien, or other statutory notice relating to mechanics and materialmen's liens, is filed, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or statutory notice by deposit or by bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including without limitation attorneys' fees incurred by Lessor in connections therewith shall constitute Additional Rent payable by Lessee on demand. Lessee shall not have the authority to subject the interest or estate of Lessor or the Property or any part thereof to any liens, right to liens or claims of liens for services, materials, supplies or equipment furnished to Lessee.

         9.4 All alterations, additions or improvements including, but not limited to, fixtures, partitions, counters and window and floor Coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation and irrespective of which party may have paid the cost thereof, excepting only movable office furniture office equipment and appliances put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered in good condition with the Premises at the expiration or other termination of this Lease. Notwithstanding the foregoing, however, if Lessor so elects, it shall be Lessee's obligation prior to expiration of this Lease at Lessee's expense (notwithstanding the expiration of the Lease Term to restore the Premises to the condition they were in previous to such alterations, additions, improvements, partitions and fixtures.

         10.      ASSIGNMENT OR SUBLETTING.

         10.1 Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any consent by Lessor under the preceding sentence shall not be deemed to be a consent to any subsequent event within the scope of the preceding sentence. An assignment of stock, general partnership or other ownership interest in Lessee, or any merger, consolidation or other corporate reorganization, shall be deemed an assignment within the meaning of this Paragraph.

         10.2 If Lessee shall make any assignment of this Lease or shall make any subletting hereunder in any way not authorized by the terms hereof, the acceptance by Lessor of any rent or other Amount Due from any person claiming as assignee, sublessee or otherwise shall not be construed as a recognition of or consent to such assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept rent or any other Amount Due under this Lease from any person offering to pay the same without thereby acknowledging the person so paying as a Lessee in place of Lessee hereinabove named, and


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without releasing said Lessee from the obligations of this Lease, but the same shall be taken to be a payment on account by Lessee.

         10.3 In the case of any assignment consented to or permitted by Lessor hereunder, at the time of such assignment Lessee shall pay Lessor as consideration therefor, as Additional Rent, an amount equal to all sums and other consideration paid to Lessee by the assignee for or by reason of such assignment (including any sum paid for the sale, rental or use of Lessee's property) less the reasonable brokerage commissions and legal fees, if any, actually paid by Lessee to unaffiliated third parties in connection with such assignment. In the case of any subletting consented to or permitted by Lessor hereunder, at the time of such subletting, Lessee shall pay Lessor as consideration therefor as Additional Rent, an amount equal to any rents, additional charges or other consideration payable under the sublease to Lessee by the subtenant (including any sums paid for the sale, rental or use of Lessee's property) which are in excess of the Base Rent during the term of the sublease in respect of the subleased space, less the reasonable brokerage commissions and legal fees, if any, actually paid by Lessee to unaffiliated third parties in connection with such subletting.

         11.      DEFAULTS

         11.1 In the event that (i) the Base Rent or any Additional Rent herein reserved, or any part thereof, or any other Amount Due, shall not be paid within five (5) business days after written notice or (ii) Lessee shall fail to comply with any of the other terms, covenants, conditions or agreements herein contained or in any of the rules and regulations now or hereafter established for the government or operation of the Building and such failure shall continue for 30 days or more after written notice, or (iii) Lessee shall fail to comply with any term, provision condition or covenant of any other agreement between Lessor and Lessee and such failure shall continue for 30 days or more after written notice, or (iv) Lessee makes an assignment for the benefit of creditors, fails to pay its debts as they mature, seeks, prepares to seek, or has filed against it, any petition for relief under any federal, state or other bankruptcy, debtor relief or insolvency law now or hereafter enacted, or a receiver or trustee is appointed for any substantial portion of Lessee's assets or business; then, in any such event, Lessor shall have the option, but not the obligation, to do any or more of the following:

         11.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately without further notice or demand; and Lessor may, without further notice or demand, thereupon enter the Premises and take possession of any repossess the same, and expel, remove and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any other remedy allowed in such cases. If Lessor exercises its rights under this subparagraph 11.1.1., Lessee agrees that in addition to any other recovery permitted hereunder or by law, Lessor shall be entitled to recover all Amounts Due (with interest as herein provided) plus fees and costs under Section 28 hereof, as elements of Lessor's damages.

         11.1.2 Without terminating this Lease and without in any way diminishing Lessee's liability for the payment of all Annual Base Rental, Additional Rent and all other Amounts Due, whether past due or which come due during the remainder of the Lease Term (except for the credit for rentals collected upon reletting set forth in the next sentence), retake possession of the Premises (whether by self-help, dispossessory or eviction proceeding or otherwise), and, if Lessor desires to do so (though it shall have absolutely no obligation to do so), rent same, or any part thereof, for Lessee's account for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations and repairs to the Premises as may be required. In the event Lessor does relet the Premises pursuant to this Paragraph, whether or not Lessor elects to collect liquidated damages hereunder, all rent received by Lessor from such reletting during the Lease Term shall be applied first, to the payment of any Amount Due other than Base Rent; second, to the payment of any costs and expenses of such reletting, including but not limited to brokerage fees, attorneys' fees, and costs of such changes, improvements, alterations and repairs; third, to Base Rent due and unpaid hereunder, fourth, any residue shall be held by Lessor and applied in payment of future rent or damage as the same may become due and payable hereunder; and fifth, when all of Lessee's obligations have been satisfied, any balance remaining shall be paid to Lessee. In the event Lessor exercises its rights under this Paragraph 11.1.2. at Lessor's sole option Lessee shall pay Lessor upon demand as liquidated damages for Lessee's breach and not as a penalty, an amount equal to the sum of (i) all unpaid Annual Base Rental discounted at the rate of six (6%) percent per annum from the date each installment is due hereunder, plus (ii) all Amounts Due (with interest as herein provided), plus (iii) fees and costs as provided in Section 28 hereof. It is the express intent of the parties that the liquidated damages provided for in the preceding sentence be treated as a full liquidation of damages for such breach, the parties agreeing that said liquidated damages are a fair and


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reasonable pre-estimate of Lessor's damages and that the actual amount of damages sustained by Lessor in the event of breach is not readily ascertainable.

         11.1.3 Correct or cure such default and recover such amount expended as an Amount Due hereunder.

         11.1.4 Recover any and all costs incurred by Lessor resulting directly, indirectly, proximately or remotely from such default, including but not limited to reasonable attorneys' fees, as an Amount Due hereunder.

         11.2 In the event of a default or threatened default of this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including without limitation injunction and specific performance. The various rights, remedies, powers, options and elections of Lessor reserved, expressed or contained in this Lease are cumulative, and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options or elections as are now, or may hereafter, be conferred upon Lessor by law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of such default, or any violation or breach of any of the terms, provisions, or covenants herein contained, or a waiver of Lessor's right thereafter to insist upon strict compliance with the terms hereof.

         12.      DAMAGE AND CONDEMNATION.

         12.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within one hundred twenty (120) days of the date of the event causing such damage, Lessor may, at Lessor's option, repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee to temporarily vacate the Premises while the same are being repaired and, subject to the provisions of this Paragraph 12.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred twenty (120) day period, Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of such written notification, but the other terms hereof shall remain in full force and effect. If Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred twenty (120) days of the date of the event causing such damage, Lessor may by written notice to Lessee terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of such written notification, but the other terms hereof shall remain in full force and effect.

         12.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said Premises or any portion thereof, then Lessor, at its option, may terminate this Lease as of the date possession is taken by the condemning authority upon ten (10) days prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages or other sums awarded in connection with any condemnation or taking of any portion of the Premises or the Property, or paid as the purchase price for any conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor. Lessee shall execute and delivery any instruments as Lessor may deem necessary to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and Premises or any portion thereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore the Premises within a period of twelve (12) months after the date of the physical taking, and such restoration shall make the same reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed such restoration and reconstruction on or before twelve (12) months after the date of physical taking or if the Premises (or so much thereof as would render them untenantable) are taken in condemnation, Lessee shall have the right to cancel this Lease by prompt notice after such occurrence. If this lease continues in effect after such physical taking, the rent payable hereunder be equitably adjusted both during the period of restoration operations of Lessor and during the unexpired portion of the Lease Term.

         12.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct or improve any part of the Premises, such repairs, alterations, removal reconstruction or improvement shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of such repairs, alterations, removal, reconstruction or improvement, except that rent shall abate during the period of and to the extent of untenantability; provided, if Lessor reasonably concludes that the work involved cannot be reasonably accomplished within one hundred eighty (180) days, Lessor may at its option terminate this lease by notice to Lessee; provided, further, that where the requirement by a governmental authority to repair, alter, remove, reconstruct or improve any part of the Premises arises out of any act of omission or commission by Lessee, then such repair, alteration, removal, reconstruction or improvement shall be effected promptly at the sole cost and expense of Lessee, and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease.

         13. TRANSFER. This Section shall apply only at such times and from time to time as the Area of the Premises is 5,000 square feet or less. In such event, Lessor hereby reserves the right, at its sole option and upon giving at least sixty (60) days prior written notice to Lessee, to transfer and remove Lessee from the Premises from time to time to any other available space in the Property of substantially equal area. Lessor hereby agrees to bear the expense of such transfer and removal, as well as the expense of any renovations or alterations which are necessary to make the new space conform substantially in layout and appointment to the Premises.

         14. LIABILITY OF LESSOR. Notwithstanding that joint or concurrent liability may be imposed upon Lessor by law, Lessee shall indemnify, defend and hold harmless Lessor and the Property, at Lessee's expense, against any loss, cost, damage or expense (including attorneys' fees and court costs) relating to or as a result of (a) any default or failure to comply with the terms hereof (whether in connection with termination hereof or otherwise) by Lessee or any permitted sub-tenant hereunder; (b) any act or negligence of Lessee or its agents, contractors, employees, invitees or licensees; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor. Moreover, Lessor shall not be liable for any damage or injury to the Premises, Lessee's property, to Lessee, its agents, contractors, employees, invitees or licensees, arising from any use or condition of the Property or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises. Any and all claims against Lessor for any damage referred to in this Section 14 are hereby waived and released by Lessee. Notwithstanding anything contained herein to the contrary, in the event Lessor incurs any liability to Lessee hereunder, such liability shall be satisfied only out of Lessor's interest in the Premises, it being agreed that the liability of Lessor, its venturers, partners (individually and as partners), shareholders, officers, agents and employees, shall in all events be satisfied out of Lessor's interest in the Premises.

         15. RIGHT OF ENTRY. Lessor reserves the right to use, at its discretion, the Property and every part thereof, except the interior of the Premises, in any manner which does not materially interfere with the use of the Premises to be made by Lessee hereunder. Lessor reserves the right, for itself or its mortgagees and prospective purchasers or tenants, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises to see that Lessee is complying with all obligations hereunder and to repair, maintain, alter, improve and remodel, but Lessor shall not materially interfere with Lessee's normal operations except in case of an emergency. Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 15 shall imply any duty on the part of Lessor to repair, maintain, alter, improve or remodel,

         16. BUILDING RULES AND REGULATIONS. Lessor reserves the right to establish rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time. As and when established, such rules and regulations will be deemed incorporated into this Lease. Lessee shall comply with any such rules and regulations established by Lessor.

         17. PROPERTY LEFT ON THE PREMISES. If upon the expiration of this Lease, or if the Premises should be vacated or abandoned by Lessee at any time, or this Lease should terminate for any cause, Lessee or Lessee's agents, servants, employees, invitees, licensees, contractors, subcontractors or any other person should leave any property of any kind or character in or upon the Property or Premises, the fact of such leaving of property in or upon the Property or Premises shall be conclusive evidence of intent by Lessee or such person to abandon such property, and such leaving shall constitute abandonment of the property. Lessor, its agents or attorneys, shall have the right and authority without notice to Lessee or anyone else except as required by law, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all expenses incurred under this Section, notwithstanding the expiration or termination of this Lease. The proceeds from the sale or other disposition of such property shall belong to the Lessor as compensation for the removal and disposition of said property.

         18.      OTHER INTERESTS.

         18.1 This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, security agreement, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof (all of which are hereinafter the "Mortgage"). This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

         18.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises (including a long term ground lease) other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

         18.3 If the holder of a Mortgage shall hereafter succeed to the rights of Lessor under this Lease, whether through possession or foreclosure action or delivery of a new lease, Lessee shall, at the option of the holder of such Mortgage, attorn to and recognize such successor as Lessee's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between every successor landlord and Lessee, subject to all of the terms, covenants and conditions of this Lease, and Lessee's tenancy hereunder shall not be disturbed so long as Lessee is in full compliance with the terms and conditions hereof.

         18.4 In the event that lessee is notified of the existence of any Mortgage and of the address of the holder of any such Mortgage, Lessee agrees that it will give the holder of any such Mortgage notice of any claimed default by Lessor under this Lease, and win exercise no remedies which it may have on account thereof until forty-five (45) days have elapsed alter the receipt of such notice by the holder of said Mortgage without cure thereof.

         18.5 Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence or confirm the subordination and attornment provisions set forth in Paragraphs 18.1, 18.2 and 18.3 hereof, and, upon Lessee's failure to do so, Lessor may, in addition to any other rights or remedies hereunder, execute, acknowledge, and delivery any document needed to accomplish same, as the agent and attorney-in-fact of Lessee, and Lessee hereby irrevocably and unconditionally constitute Lessor as its attorney-in-fact for such purpose, Lessee acknowledging that such appointment is coupled with an interest.

         19.      LANDLORD'S LIEN.

         19.1     Intentionally omitted.

         19.2 Lessee covenants to occupy the Premises on or before the Commencement Date.

         20. DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by the Commencement Date rent shall abate until such possession is given, but Lessor shall not be liable to Lessee for such failure nor shall the Lease Term be thereby extended. Notwithstanding the foregoing, however, if the Premises are not available for occupancy by Lessee within thirty (30) days after the Commencement Date through no default of Lessee, this Lease shall be voidable by either party, and if voided, any payments made to Lessor by Lessee hereunder shall be immediately refunded to Lessee; provided however that such date shall be extended to the extent permitted under Section 7 hereof. The Premises shall be "available for occupancy" when they are so completed that Lessee may conduct normal operations, or when a Certificate of Occupancy has been issued for the Premises, whichever is earlier.

         21. HOLDING OVER. In the event Lessee remains in possession of the leased Premises after the expiration or earlier termination of the term of this Lease, with Lessor's consent or acquiescence but without any express written agreement of the parties, Lessee shall be a tenant at will and such tenancy shall be subject to all of the terms and provisions hereof, except that the Monthly Base Rental and the monthly Additional Rent for such holdover period shall be one hundred fifty percent (150%) of the Monthly Base Rental and the monthly Additional Rent due under this lease for the month immediately preceding the month during which such expiration or earlier termination of the Term of this Lease occurs, and there shall be no renewal of this lease by operation of law or otherwise. Nothing in this paragraph shall be interpreted or construed to give Lessee any right whatsoever to remain in possession of the leased Premises after the expiration or earlier termination of the term of this lease.

         22. NO WAIVER. Lessee understands and acknowledges that not assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof, shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof, or of Lessor's right thereafter to insist upon strict compliance with the terms hereof.

         23. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limited any of the foregoing provisions, Lessee shall comply with any protective covenants now or hereafter of record against the Property and with any changes to such covenants and/or rules and standards duly adopted in accordance with the procedures for either therein.

         24. SIGNS. Lessee shall not install paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction (hereinafter collectively called a "Sign") which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole expense, and shall in a good and workmanlike manner property repair any damage caused by the installation, existence or removal of Lessee's Signs.

         25. ESTOPPEL CERTIFICATE. Lessee shall, at any time, and from time to time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor without charge a statement in writing in such form and substance as may be required by Lessor (a) certifying that this Lease is unmodified and in full force and effect and the dates to which the rent and other charges are paid in advance, if any; (b) certifying the Commencement Date of this Lease and the monthly Base Rent and Additional Rent under Paragraph 3 hereof being paid by Lessee; (c) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor or Lessee hereunder and that Lessee has no right of offset, counterclaim or deduction from or against future rent; (d) stating that no rent not yet due and payable as of the date of the letter has been paid in advance and no concessions, rebates, allowances or other considerations for free or reduced rent in the future have been granted;
(e) all improvements or other work required to be made or performed by the Lessor have been fully completed in accordance with the plans and specifications therefor and to the satisfaction of the Lessee; and (f) the Lessee has accepted and occupied the Premises, and Lessee is in full and complete possession of the Premises and actively conducting its business therein. Any such statement may be relied upon by any prospective purchaser of, or lender upon the security of, the Premises.

         26.      COMMON AREA CONTROL.

         26. Lessee acknowledges and agrees that all areas outside of the Premises shall at all times be subject to the exclusive control and management of Lessor.

         26.2 Lessee and its servants, agents, employees, contractors, subcontractors, invitees and licensees shall not be entitled to use more of the parking spaces for the Building than 4 spaces per thousand square feet of Area of the Premises. Lessor shall have the right, but not the duty, to assign parking spaces to tenants of the Building.

         27. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given and effective when delivered in person or when deposited in the United States Mail, return receipt requested, addressed, if to Lessor, at the following addresses:

                           Hawkins Properties, Inc., as Property Manager c/o The Hawkins Companies
                           2255 Cumberland Parkway, Building 300A
                           Atlanta, GA 30339
                           Attn: Scott D. Hawkins
with a copy to:

                           Trans-Fabu, L.P.
                           c/o Lambert Smith Hampton
                           Piedmont Place, Suite 410
                           3520 Piedmont Road, NE
                           Atlanta, GA 30305-1516
                           Attn: Ralph G. Edwards, Jr.

or to such other addresses as Lessor may direct from time to time by fifteen
(15) days prior written notice, and if to Lessee, Vanstar Corporation, 5964 West Las Positas Blvd., Pleasanton, California, 34566, Attention: Tom Heinrich with a copy to the Premises. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then such service or notice may be made by attaching the same on the main entrance to the Premises and on the same day enclosing, directing, stamping and marking by first class mail a copy of such service or notice to Lessee at the last known address of Lessee.

28. ATTORNEYS' FEES. If any Amount Due hereunder is collected by or through an attorney Lessee agrees to pay reasonable attorneys fees, together with any costs and expenses which Lessor incurs in attempting to enforce any of the obligations or Lessee under this Lease, if Lessee does not prevail in such proceedings.

29. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have undo any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead and exemption.

30. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, Additional Rent or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of the same then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

31. BROKERS. Other than Hawkins Properties, Inc. and Carter (hereinafter collectively called "Agent" ) Lessee warrants and represents that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify Lessor and Agent from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or negotiations thereof who purports to have been engaged by Lessee.

32.      MISCELLANEOUS.

32.1 All the terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns and legal representatives of Lessor and Lessee or any person claiming by, through or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 10 hereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

32.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope of intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

32.3 This Lease is made and delivered in, and shall be interpreted, construed and enforced in accordance with, the laws of the state of Georgia.

32.4 This Lease and the schedules and exhibits attached hereto and forming part hereof set forth all of the covenants, promises, agreements, conditions and unman between Lessor and Lessee concerning the Premises and the Property, and thereafter no covenants, promises, terms, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by the party to be bound thereby.

32.5 The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable and legally independent. If any Cause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

32.6 This Lease, or any portion hereof, shall not be recorded, unless both parties hereto agree to such recording.

32.7     Time is of the essence of this Lease.

32.8 This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto; no estate shall pass out of Lessor; Lessee has only a usufruct not subject to levy and sale.

For additional terms and Special Stipulations of this Lease (if any) see Exhibit C, attached hereto and by this reference incorporated herein.


IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written,

LESSOR: TRANS-FABU, L.P.


By: /s/ Robert M. Day               (SEAL)
   ---------------------------------
         Authorized Signatory



LESSEE: Vanstar Corporation

By: /s/ R.C. Kuntzendorf
   ---------------------------------

Title:  SENIOR VP



Attest: /s/ Richard D. English
       -----------------------------

Title:  ASST. SECRETARY

         [CORPORATE SEAL]

                                    EXHIBIT C

                              SPECIAL STIPULATIONS

1.       BASE RENTAL

         The base monthly rental shall adjust as follows:

         December 1, 1996 - November 30, 1997  $28,503.12/month
         December 1, 1997 - November 30, 1998  $29,358.21/month
         December 1, 1998 - November 30, 1999  $30,238.96/month

2. Landlord shall be responsible for the cost of providing new carpet and painting throughout.

3. Landlord shall insure that all building systems (electrical, mechanical and plumbing) are in normal working condition upon lease commencement.

4. Within fifteen (15) days of the Commencement Date, Landlord or Landlord's selected contractor shall service all HVAC systems for the Premises to insure that each unit is in proper working condition. Additionally, Landlord shall warrant each unit for the first year of the lease term.

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE (the "Amendment") made as of this ____ day of April, 1997, by and between Highwoods/Forsyth Limited Partnership ("Lessor") and Vanstar Corporation (hereinafter called "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessee and Trans-Fabu Limited Partnership, predecessor in interest to Lessor, entered into a Lease ("Lease") dated November 27, 1996 for certain leased premises known as 2001 Westside parkway, Suite 260, Alpharetta, Georgia 30201 (the "Premises");

         WHEREAS, as of March 30, 1997, Lessor acquired title to the Premises and took an assignment of lessor's interest under the Lease;

         WHEREAS, Lessee and Lessor desire to expand the Premises pursuant to this Amendment;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessee and Lessor agree as follows:

         1. As of May 1, 1997, the Effective Date, the "Premises" shall be expanded to include Suite 220 consisting of 6,710 square feet as shown on floor plan attached as Exhibit A. The new "Area of the Premises" shall mean 34,073 square feet.

         2. Lessee and Lessor agree that the Lease Term for the "Premises" shall expire at midnight on November 30, 1999. The Base Monthly Rental rate for the "Premises" shall adjust as follows:


                  May 1, 1997 - November 30, 1997         $35,492.71/Month
                  December 1, 1997 - November 30, 1998    $36,543.29/Month
                  December 1, 1997 - November 30, 1999    $37,650.67/Month

         Monthly payments equal to one-twelfth of Lessor's estimate of Lessee's Proportionate Share of Common Costs for the applicable calendar year shall also be paid by Lessee. Beginning May 1, 1997 this monthly amount shall, subject to adjustment as provided in the Lease, be $1,561.68.

         3. Lessor will provide the Lessee with a paint and carpet improvement allowance in the amount of $11,138.00.

         4. This Amendment shall only become effective if Memotec, Inc. and Lessor fully execute a Termination Agreement for Suite 220 on or before May 9, 1997.

     Except as modified in this Agreement, the terms of the Lease shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the year and date written below.

WITNESS TO LESSEE:                      LESSEE:

/s/ Therese Pimentel                    VANSTAR CORPORATION
----------------------------
                                        /s/ Tom Heinrich
----------------------------            ------------------------------------
                                        Its Director Facilities
                                           ---------------------------------
                                        Date       7-17-97
                                            --------------------------------

WITNESS TO LESSOR:                      LESSOR:

                                        HIGHWOODS/FORSYTH LIMITED
----------------------------            PARTNERSHIP

----------------------------                By:  Highwoods Properties, Inc.,
                                                 general partner

                                                 By: /s/ Gene Anderson
                                                    ------------------------
                                                    Gene Anderson
                                                    Senior Vice President

                                             (CORPORATE SEAL)